UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 1, 2014

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 12, 2014, The Standard Register Company (the “Company”) was notified by Battelle Rippe Kingston LLP (“Battelle”), the Company’s independent registered public accounting firm, that effective November 1, 2014, McGladrey LLP (“McGladrey”) acquired certain assets of Battelle and all partners and professional employees of Battelle joined McGladrey.  As a result, on November 1, 2014, Battelle resigned as the Company’s independent registered public accounting firm and, concurrent with such resignation, McGladrey was appointed by the Company’s Audit Committee as the new independent registered public accounting firm.

The reports of Battelle on the Company’s consolidated financial statements as of and for the fiscal years ended December 29, 2013 and December 30, 2012 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 29, 2013 and December 30, 2012, and through November 1, 2014, there were no: (1) disagreements with Battelle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Battelle’s satisfaction, would have caused Battelle to make reference to the subject matter thereof in connection with its reports for such years; or (2) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 29, 2013 and December 30, 2012, and through November 1, 2014, the Company did not consult with McGladrey on either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement or a reportable event as both are described in Item 304 of Regulation S-K.

The Company provided Battelle with a copy of this Current Report on Form 8-K and requested from Battelle a letter addressed to the U.S. Securities and Exchange Commission indicating whether or not it agrees  with the above disclosures.  A copy of Battelle’s letter dated November 3, 2014 is attached as Exhibit 16.1.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

16.1

Letter from Battelle Rippe Kingston LLP addressed to the Securities and Exchange Commission, dated November 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: November 3, 2014	By: /s/Gerard D. Sowar
Gerard D. Sowar, Executive Vice President, General Counsel and Secretary